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                                    EXHIBIT 5

MILLING LAW OFFICES
115 River Road
Building 12, Suite 1205
Edgewater, NJ 07020

Telephone: 201-313-1600
Telecopier: 201-313-7249
johmilaw@cs.com
                                                               February 14, 2002
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Washington, DC 20549
                                      Re: Hollow Egg One Inc.
                                          Registration statement on Form SB-2
                                          333-
Dear Sirs and Mesdames:

         As counsel to the Company, Hollow Egg One Inc., for the purpose of this opinion, we have prepared and re-examined the certificate of incorporation, the by-laws and other relevant corporate documents of the Company with reference to its common stock, $0001 par value, consisting of 9,000,000 shares of Outstanding Stock, presently issued and outstanding, and 1,000,000 shares of Offered Stock, presently authorized and unissued, proposed to be sold and issued in a public offering. Based upon such re-examination, it is our opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with an authorized capitalization as set forth in the prospectus forming a part of the captioned registration statement.

         (2) Under the laws of the State of Delaware, the Outstanding Stock is validly issued, fully paid and non-assessable common stock of the Company. The Offered Stock has been duly authorized and, when issued in accordance with the terms of the captioned registration statement, will be validly issued, fully paid and non-assessable common stock of the Company.

         We hereby consent to the use of this opinion as an exhibit to the captioned registration statement and we further consent to the reference therein to us as counsel to the Company and as having passed upon the legal status of the securities being offered pursuant to the captioned registration statement.

                                Very truly yours,

                                MILLING LAW OFFICES


                                By   JOHN L. MILLING
                                  ------------------------------------
                                     JOHN L. MILLING
JLM/klr